Exhibit 99.1

COMPANY CONTACT

Mark Brugger

(240) 744-1150

FOR IMMEDIATE RELEASE

DIAMONDROCK ACQUIRES THE LANDING RESORT & SPA IN LAKE TAHOE, CALIFORNIA

Recently Developed, Luxury Resort with Premier Lakefront Location in High-Growth Lake Tahoe Market

BETHESDA, Maryland, March 1, 2018 — DiamondRock Hospitality Company (the “Company”) (NYSE:DRH) today announced that it has acquired The Landing Resort & Spa (“The Landing”  or “Resort”), a luxury resort in Lake Tahoe, California, for $42 million, or $545,000 per key. The acquisition represents a 7% yield on 2017 Hotel Adjusted EBITDA.

The Landing Resort & Spa is a premier luxury resort with one of the best locations in Lake Tahoe. The Landing was ranked as a TripAdvisor Traveler’s Choice Award Top 20 Hotel in the US and Condé Nast Readers’ Choice Award #1 resort in Northern California in 2016. The Landing boasts 77 guest rooms, each with stone fireplaces, private balconies and spectacular views of Lake Tahoe and the Sierra Nevada mountains.  The resort’s amenity package includes a state-of-the-art spa and fitness center, indoor and outdoor function space, rooftop deck, outdoor pool and hot tub, and an award-winning restaurant. The Landing occupies the best lakeside location in South Lake Tahoe and is within easy walking distance to nightlife, casinos, dining, shopping, Heavenly Village and the Heavenly Mountain Ski Resort gondola.

“We are excited to announce our acquisition of The Landing, an iconic, luxury lakefront resort, in one of the premier destinations in the Western United States,” said Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company.  “This acquisition is well-aligned with our capital allocation strategy and increases our portfolio’s exposure to resorts, West Coast markets, and independent operators. Furthermore, we see numerous opportunities to enhance performance through the implementation of our asset management best practices and our ROI capital plan.”

The Resort has numerous value-add and asset management opportunities.  The Company has engaged Two Roads Hospitality, who currently operates the Company’s L’Auberge de Sedona and Orchards Inn hotels, to replace the current owner-operator. Additionally, the Company expects to increase the Resort’s key count.

Lake Tahoe is famous for its pristine beaches, boating and water sports, world-class skiing, mountain biking and hiking terrain, golf, culinary scene and vibrant Vegas-style casino nightlife. The Lake Tahoe region boasts one of the largest offerings of ski areas in North America, with 16 ski resorts surrounding the lake, producing incredible conditions, amazing views and un-paralleled snowfall.

Because of its proximity to San Francisco, Silicon Valley, San Jose and Sacramento, Lake Tahoe has consistently attracted a loyal, high net-worth regional clientele and established a strong foothold with luxury international travelers. In addition to having over 12 million people within a four hour drive, the recent $24 million expansion of Reno/Tahoe International Airport has improved accessibility to Lake Tahoe, providing over 120 daily flights.

The wide variety of year-round demand generators produce consistently strong hotel demand, making Lake Tahoe one of the top resort markets in the country. With limited lodging inventory and significant constraints on future supply, Lake Tahoe has high barriers to entry.  This has helped propel the South Lake Tahoe market to achieve average annual RevPAR growth of 9.2% over the past four years, significantly outperforming all but one of the Top 25 U.S. urban markets over the same period.

The transaction closed on March 1, 2018.  The Company funded the acquisition with existing corporate cash.

About the Company

DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations.  The Company, as of the date herein, owns 30 premium quality hotels with over 9,900 rooms. The Company has strategically positioned its hotels to be operated both under leading global brands such as Hilton, Marriott, and Westin and boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, whether in the negative or affirmative and include statements related to the Company’s expectations regarding forecasted EBITDA, including Stabilized EBITDA, repositioning plans and capital investments, profit margin improvements, and future refinancing initiatives. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made, including statements related to the expected duration of closure of Frenchman’s Reef and the Inn at Key West and anticipated insurance coverage. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

The following table is a reconciliation of GAAP hotel net income to Hotel EBITDA (in 000s):

	The Landing Resort & Spa
	2018 Ownership Period	2018 Full Year
Net income	$1,600	$1,900
Interest expense	—	—
Income tax expense	100	100
Real estate related depreciation	800	1,000
Hotel EBITDA	$2,500	$3,000

Hotel EBITDA

Hotel EBITDA represents net income excluding:  (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate general and administrative expenses (shown as corporate expenses on the consolidated statements of operations), and (5) hotel acquisition costs. We believe that Hotel EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses (corporate expenses and hotel acquisition costs).  With respect to Hotel EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control.  We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis

The Landing Resort & Spa (Lake Tahoe, CA) » Numerous awards including 2018 TripAdvisor Traveler’s Choice Award as a Top 25 Hotel in the US and 2016 Conde Nast Readers’ Choice #1 Northern California hotel Premier location in attractive, high-growth destination market Beachfront location and walking distance to Heavenly Ski Resort (Vail Resorts) and both Harrah’s and Hard Rock casino resorts Increases portfolio’s West coast and resort exposure Current owner-operator to be replaced with Two Roads Hospitality Significant operational upside implementing numerous asset management best practices, including opportunities in revenue and » » » » » TAHOElabor management CITY »Attractive Deal Metrics:   7% yield on 2017 EBITDA 9.5% stabilized EBITDA yield after full asset management implementation ($545,000 per key) MEEKS BAY » » Highly popular, year-round resort destination Over 3 million annual visitors drawn to 72-miles of pristine beaches, boating and water sports, world-class skiing, golf, and Vegas-style casino nightlife Heavenly Mountain Resort, owned by Vail Resorts (MTN), is the 10th most-visited ski resort in the US covering more than 4,800 acres of world-class skiing and snowboarding Nearby casinos and nightlife includes Hard Rock and Harrah’s South Lake Tahoe RevPAR grew at 9.1% CAGR from 2010 to 2016 Proximity to Northern California, San Francisco, Silicon Valley and Reno Lake Tahoe EMERALD BAY » RD ROCK » » » CASINO HARRAH’S CAMP RICHARDSON TAHOE KEYS SOUTH LAKE TAHOE HEAVENLY MOUNTAIN RESORT (MTN)  Lake Tahoe is within a half day’s drive of 12.7 million people » Supply constrained, barriers to entry mitigate supply risk Landing 2017 ADR is 90% $263.12 +$305 70% +0.9M $238.65 +0.6M +0.2M +0.1M $235.71 $233.50 50% Additional Keys Asset Management Initatives Parking Fee Acquire Private Beach Concession 30% 2013 2014 2015 2016 2017 ADR and Occupancy data represents historical comp set performance This summary information sheet contains certain “forward-looking statements” relating to, among other things, hotel adjusted EBITDA and hotel net operating income after capital reserves. The forward-looking statements made are based on our beliefs, assumptions and expectations of future performance, taking into account all information currently available to us. Actual results could differ materially from the forward-looking statements made on this summary information sheet. When we use the words “projected,” “expected,” “planned” and “estimated” or other similar expressions, we are identifying forward-looking statements. The forward-looking statements on this summary information sheet are subject to the safe harbor of the Private Securities Litigation Reform Act of 1995. All information on this sheet is as of February 28, 2018. We undertake no duty to update the information to conform to actual results or changes in our expectations. This fact sheet contains statistics and other data that has been obtained from information available from public sources. For additional information, please visit our website at www.drhc.com. CALIFORNIA NEVADA $256.16 ADROccupancy LAKE TAHOE LODGING MARKET ADR & OCCUPANCY UPSIDE OPPORTUNITIES (EBITDA) Landing Resort & Spa HA DRIVING DISTANCE Reno 60 Miles Sacramento 105 Miles San Francisco 191 Miles Silicon Valley 221 Miles MARKET HIGHLIGHTS GEOGRAPHIC LOCATION Acquisition Price $42 million Location Lake Tahoe, California Acquisition Date March 1st, 2018 Rooms 77 (plan to add additional keys) KEY DEAL CHARACTERISTICS